Exhibit 10.1
FIRST AMENDMENT
TO
ASSETS PURCHASE AGREEMENT

THIS IS A FIRST AMENDMENT dated August 31st, 2007 to an ASSETS PURCHASE AGREEMENT dated as of the 17th day of April, 2007 by and among:

HOST AMERICA CORPORATE DINING, INC.
a Connecticut corporation
with a place of business at
147 Ledge Drive
Berlin, CT  06037                                                                                                                     ("Buyer")

and

HOST AMERICA CORPORATION
a  Colorado corporation
with a place of business at
2 Broadway, Hamden, CT 06518                                                                                             ("Seller")

and

TIMOTHY HAYES
of 147 Lodge Drive
Berlin, CT  06037                                                                                                                     (“Hayes”)

WHEREAS, on the 17th day of April, 2007, the parties hereto entered into the Assets Purchase Agreement described above (the “Original Agreement”); and

WHEREAS, the parties wish to amend the Original Agreement to provide that certain sums out of the Purchase Price shall be held in escrow, and to make other technical corrections, as more particularly described herein (capitalized terms used herein shall have the meanings set forth in the Original Agreement unless otherwise specifically defined herein);

NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable considerations, the receipt of which is hereby acknowledged by the parties hereto, the parties do hereby agree as follows:

A.           Amendment to the Original Agreement.

1.           Paragraph 2 of the Original Agreement is hereby amended by the addition of an additional subsection (d) as follows:

(d)           Escrow.  Out of the Purchase Price the sum of $196,097 (the “Escrow”) is being paid to Richard Hartley, Esq. (“Escrow Agent”) to be held in escrow for a period of 120 calendar days (the “Escrow Period”) after the Closing Date.  The purpose of the Escrow is to allow the determination by Pitney Bowes Corporation (“PB”) as to whether or not it will terminate one or more of the Purchased Contracts referred to on Schedule 2(d) attached hereto (each a “PB Contract”).  Provided the Business is operated by the Buyer after the Closing in a manner consistent with the operation of the Business by Seller prior to the Closing, in the event PB provides written notice of termination (a “Termination Notice”) to Buyer within the Escrow Period with respect to any one or more PB Contracts, the amount of the Adjustment shown on Schedule 2(d) with respect to the PB Contracts so terminated shall be paid by Escrow Agent to Buyer at the conclusion of the Escrow Period.  Any sums not so paid and remaining in the Escrow shall be paid by Escrow Agent to Seller at the conclusion of the Escrow Period.  In the event Buyer shall receive such a Termination Notice from PB, and as a condition precedent to any distribution of the Escrow by Escrow Agent to Buyer, Buyer shall, within two (2) business days of receipt, provide an exact copy of such Termination Notice to Seller.  Seller may, but shall not be obligated to, contact the responsible person at PB to determine the cause for termination and whether such termination is final.  In the event such termination is rescinded by PB prior to the conclusion of the Escrow Period, such Termination Notice shall be deemed never to have been given for purposes of this paragraph.

2.           Section 3(a) of the Original Agreement is hereby deleted and the following is hereby inserted in its place and stead:

(a)           Deliveries by Buyer at the Closing:

1.           The Purchase Price in U.S. Dollars, less the Escrow, wired to the Seller in accordance with the Seller’s instructions.

2.           The Escrow is U.S. Dollars wired to the Escrow Agent in accordance with the Escrow Agent’s instructions.

3.           A Good Standing Certificate of the Buyer.

4.           A Certificate of the Buyer, dated as of the Closing Date, certifying in such detail as Seller may reasonably request to the fulfillment of the conditions set forth in Section 9.

3.           Schedule 5 is hereby amended by the substitution of Schedule 5 attached hereto for Schedule 5 attached to the Original Agreement.

B.           Ratification of Agreement. Each party hereto hereby restates each and every representation, warranty and covenant contained in the Original Agreement as though made on and as of the date hereof and as though each such representation, warranty and covenant were fully set forth herein, but with such changes thereto as relate to any particular date or time and such other changes as shall have occurred in the ordinary course of business which shall not have constituted a default under the Original Agreement.  In extension of the foregoing, the parties hereto each hereby ratifies and confirms the Original Agreement as being its valid and binding obligation, enforceable against it in accordance with all of its terms as amended hereby.  In addition, the parties hereto each hereby confirms that it has no defenses to the performance of any or all of its obligations under the Original Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER

By /s/ Timothy Hayes
Name:
Title:

SELLER

HOST AMERICA CORPORATION

By: /s/ David Murphy
Name: David Murphy
Title: CEO

/s/  Timothy Hayes
Timothy Hayes

Schedule 2(d)

Pitney Bowes Contracts

Unit Name/Manager                                                                Adjustment
Address

Pitney Bowes
27 Waterview
Shelton, CT  06484                                                                $41,399

Pitney Bowes
35 Waterview
Shelton, CT  06484                                                                $30,457

Pitney Bowes
11 Edmond Road
Newtown, CT  06470-1633                                                   $5,908

Pitney Bowes
37 Executive Drive
Danbury, CT  06810                                                               $25,832

Pitney Bowes Bldg. II
7 Edmond Road
Newtown, CT  06470-1633                                                   $10,131

PB Cafeteria Barry Place
23 Barry Place
Stamford, CT  06902                                                             $20,397

Host America Cafeteria
c/o Pitney Bowes
10 Middle Street
Bridgeport, CT  06604                                                           $4,686

PB World HQ
Host America Cafeteria
1 Elmcroft Road
Stamford, CT  06902                                                             $57,287

Schedule 5

None other than those listed on Schedules 1(d) and 1(f).